Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Nov. 3, 2006	MEDIA CONTACT:	Peter Sheffield
	Phone:	980/373-4503
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy Reports Third Quarter 2006 Results

•	Ongoing diluted earnings per share (EPS) of 48 cents versus 56 cents in prior year’s quarter; reported diluted earnings per share of 60 cents versus 4 cents in previous year’s quarter
•	Company remains on track to meet 2006 ongoing EPS employee incentive target; adjusted for sale of Commercial Marketing and Trading business
•	Creation of joint venture for Crescent Resources during quarter yields Duke Energy $1.4 billion in after-tax cash proceeds

CHARLOTTE, N.C. – Duke Energy today posted ongoing diluted earnings per share (EPS) for third quarter 2006, which excludes special items and discontinued operations, of 48 cents, versus 56 cents in third quarter 2005.

The company reported third quarter 2006 diluted EPS of 60 cents, or $763 million in net income, compared to 4 cents per diluted share in third quarter 2005, or $41 million in net income. Reported results for the quarter were primarily affected by a $0.09 gain on the sale of interest in Crescent Resources, related to the creation of a joint venture partnership with Morgan Stanley Real Estate Fund V U.S. The previous year’s quarter included charges related to the exit of Duke Energy North America’s (DENA) business outside of the Midwest, which totaled approximately $0.83 per share, reported in Discontinued Operations, in third quarter 2005. This amount was partially offset by a gain during the third quarter of 2005 on the transfer of a 19.7 percent interest of Duke Energy Field Services to ConocoPhillips, which totaled $0.38 per share.

“Despite what was a lackluster quarter when compared with 2005’s strong third-quarter ongoing results, we remain on track to achieve our 2006 employee incentive target, adjusted to reflect the sale of Commercial Marketing and Trading (CMT) to Fortis, which closed on Oct. 1,” said James E. Rogers, president and chief executive officer of Duke Energy. “This adjustment is consistent with Duke’s handling of the 2005 employee incentive target associated with the DENA exit.

“Thanks to the hard work of our team, we overcame unplanned outages during the quarter at two of our baseload power plants in the Carolinas, and continued to meet the needs of our customers,” Rogers continued.

“With two quarters of combined operations in the books, the new Duke Energy is making good progress in capturing the savings and realizing the promise of the Cinergy merger,” Rogers added.

“In addition, during the quarter we executed on a number of strategic actions, including the creation of a joint venture for Crescent,” Rogers said. “What’s more, we continue to make progress against our plan to separate the gas and electric businesses, targeted for Jan. 1, 2007. We believe that these actions position us well to create superior value for our shareholders over the long term.”

Special items affecting Duke Energy’s diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q 2006 EPS Impact	3Q 2005 EPS Impact
Third quarter 2006
• Gain on sale of interest in Crescent	$246	($124)	$0.09	—
• Costs to achieve, related to Cinergy merger	($19)	$7	($0.01)	—
• Gain related to the issuance of units of DEGT’s Canadian income fund	$15	($5)	$0.01	—
• Costs to achieve, related to anticipated spin-off of natural gas businesses	($10)	$1	($0.01)	—

Third quarter 2005
• Gain on transfer of 19.7 percent interest in DEFS to ConocoPhillips	$576	($213)	—	$0.38
• Impairment of DEI’s investment in Campeche	($20)	$6	—	($0.01)
• Settlement of positions on 2005 Field Services’ hedges that were de-designated	$38	($15)	—	$0.02
• Mark-to-market change on de-designated 2005 Field Services’ hedges	($17)	$6	—	($0.01)
• Mark-to-market effect of de-designated Southeast DENA hedges	$30	($11)	—	$0.02
Total diluted EPS impact			$0.08	$0.40

Reconciliation of reported to ongoing diluted EPS for the quarter:

	3Q 2006 EPS	3Q 2005 EPS
Diluted EPS from continuing operations, as reported	$0.56	$0.96
Diluted EPS from discontinued operations, as reported	$0.04	($0.92)
Diluted EPS, as reported	$0.60	$0.04
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	($0.04)	$0.92
• Diluted EPS impact of special items	($0.08)	($0.40)
Diluted EPS, ongoing	$0.48	$0.56

BUSINESS UNIT RESULTS

U.S. Franchised Electric & Gas

U.S. Franchised Electric & Gas (FE&G) reported third quarter 2006 segment EBIT from continuing operations of $678 million, compared to $606 million in the prior year. The increase over third quarter 2005 is due primarily to the addition of the former Cinergy regulated utility operations in the Midwest and reduced regulatory amortization expense during the quarter. The former Cinergy operations contributed EBIT of $181 million for the quarter.

This increase in segment EBIT was partially offset by lower results at Duke Energy Carolinas which were driven by lower bulk power marketing results, higher operating and maintenance costs and milder weather than last year. Results were also affected by rate reductions related to merger approval requirements – a $17 million charge in Ohio, Indiana and Kentucky, and a $39 million charge in North Carolina and South Carolina during the quarter.

FE&G added about 65,000 new customers, a 1.5 percent increase throughout its service territories, compared to the prior year.

Year-to-date segment EBIT from continuing operations for U.S. Franchised Electric & Gas was $1.4 billion, compared to $1.2 billion in 2005.

Natural Gas Transmission

Duke Energy Gas Transmission (DEGT) reported third quarter 2006 segment EBIT from continuing operations of $303 million, compared to $329 million in third quarter 2005. The lower results compared to the previous year’s quarter were largely due to higher operating costs, lower earnings on Canadian operations and lower income from equity earnings related to project financing. These results were partially offset by improved natural gas processing margins associated with the Empress assets acquired in third quarter 2005. Results were also positively impacted by the strengthening Canadian currency and a special item, the gain related to the issuance of units of DEGT’s Canadian income fund.

The favorable Canadian currency impacts on DEGT’s EBIT were partially offset in Duke Energy’s consolidated net income by currency impacts on Canadian interest and taxes.

Year-to-date segment EBIT from continuing operations for Natural Gas Transmission was $1.1 billion, compared to $1 billion in 2005.

Field Services

The Field Services business segment, which represents Duke Energy’s 50 percent interest in Duke Energy Field Services (DEFS), reported third quarter 2006 equity earnings of $158 million, compared to equity earnings of $126 million in third quarter 2005. Including special items in the previous year’s quarter results, related to a gain on the transfer of 19.7 percent interest in DEFS to ConocoPhillips, and the impact from settlement of certain de-designated hedges at Field Services, segment EBIT from continuing operations was $701 million in third quarter 2005.

Increased equity earnings for the quarter were driven by strong commodity prices and improved gas marketing results.

During the quarter, DEFS paid tax distributions of approximately $77 million and dividends of $75 million to Duke Energy.

Year-to-date, equity earnings for Field Services were approximately $450 million, compared to segment EBIT from continuing operations of $1.78 billion in 2005, which included pre-tax gains from the sale of DEFS’ TEPPCO GP of about $791 million – net of minority interest of about $343 million; the sale of Duke Energy’s TEPPCO LP units of approximately $97 million; a $576 million gain on the transfer of a 19.7 percent interest in DEFS to ConocoPhillips; and, unfavorable impacts of settlements of certain 2005 de-designated hedges of $58 million.

Commercial Power

Commercial Power reported segment EBIT from continuing operations of $57 million in third quarter 2006, compared with a loss of $11 million for the previous year’s quarter. Improved results over third quarter 2005 were primarily driven by the addition of Cinergy’s non-regulated businesses in the Midwest which contributed $69 million during the quarter, before the impact of approximately $17 million of net purchase accounting charges associated with the Cinergy merger. Increased results over the previous year’s quarter were also driven by improved operations from Commercial Power’s gas-fired plants in the Midwest.

Year-to-date segment EBIT from continuing operations for Commercial Power was $50 million, compared to a loss of $44 million in 2005.

International Energy

For third quarter 2006, Duke Energy International (DEI) reported segment EBIT from continuing operations of $68 million, compared to $63 million in third quarter 2005. Excluding a special item in the previous year’s quarter results, a $20 million impairment associated with an equity investment in the Campeche facility in Mexico, ongoing segment EBIT from continuing operations in third quarter 2005 was $83 million.

Lower ongoing results for the quarter were primarily driven by unfavorable hydrology in Brazil and Peru, and lower margins and an unplanned outage at National Methanol, partially offset by favorable hydrology in Argentina.

Year-to-date segment EBIT from continuing operations for International Energy was $181 million, compared with $217 million in 2005.

Crescent Resources

Crescent Resources reported third quarter 2006 segment EBIT from continuing operations of $300 million – which included a one-time gain of $246 million related to the creation of a joint-venture partnership in Crescent Resources LLC – compared to $120 million in the previous year’s quarter. Lower ongoing results compared to last year’s third quarter were driven primarily by fewer land and development lot sales.

Year-to-date EBIT from continuing operations for Crescent Resources was $515 million – including the $246 million gain on the creation of the joint venture partnership, compared with $210 million in 2005.

On Sept. 7, 2006, Duke Energy and Morgan Stanley Real Estate completed a transaction creating a joint-venture partnership between Duke Energy and Morgan Stanley Real Estate Fund V U.S. with respect to Crescent Resources LLC. As a result of this transaction, which provided Duke Energy with approximately $1.4 billion in after-tax cash proceeds, Duke deconsolidated its investment in Crescent Resources and is subsequently accounting for the investment utilizing the equity method of accounting.

Other

Other primarily includes the cost of corporate governance, costs-to-achieve related to the Cinergy merger, costs-to-achieve associated with the anticipated spinoff of Duke Energy’s natural gas businesses to shareholders, Duke Energy’s captive insurance company, Bison Insurance Co. Limited, and de-designated hedges resulting from the decision in 2005 to transfer a 19.7 percent interest in DEFS to ConocoPhillips. Other reported an EBIT loss from continuing operations of $111 million in third quarter 2006, compared to a loss of $165 million in third quarter 2005. The favorable year-to-year change was primarily driven by a positive variance in mark-to-market movement associated with the de-designated Field Services hedges, which was partially offset by merger-related and spinoff associated costs-to-achieve and higher governance costs primarily as a result of the Cinergy merger.

Year-to-date EBIT loss from continuing operations for Other was $343 million, compared with a $452 million EBIT loss in 2005.

Discontinued Operations

In third quarter 2006, Discontinued Operations had after-tax income of $46 million, compared to a third quarter 2005 after-tax loss of $883 million, primarily related to the decision to exit the DENA business outside the Midwest. Third quarter 2006 results were driven primarily by an adjustment related to the disposition of DENA assets sold to LS Power.

Year-to-date, Discontinued Operations posted an after-tax loss of $162 million, compared with an after-tax loss of $894 million in 2005.

INTEREST EXPENSE

Interest expense was $337 million for third quarter 2006, compared to $228 million for the third quarter of 2005. This increase was primarily due to the acquisition of Cinergy.

Interest expense was $925 million for year-to-date 2006, compared to $813 million for year-to-date 2005. Interest increased primarily due to the impact of the acquisition of Cinergy, partially offset by the de-consolidation of Duke Energy Field Services in the third quarter of 2005.

INCOME TAX

Third quarter 2006 income tax expenses from continuing operations were $422 million, compared to $487 million in third quarter 2005. The effective tax rate for the quarter was approximately 37.1 percent, compared to the effective tax rate of 34.5 percent for the same period in 2005. The increase in the effective tax rate is primarily due to an increase in state taxes as a result of establishing an additional tax reserve attributed to the sale of the interest in Crescent Resources.

Year-to-date income tax expense from continuing operations was $855 million, compared to $1.1 billion in 2005. The year-to-date effective tax rate was approximately 34.3 percent as compared to the effective tax rate of 34.1 percent for the same period in 2005.

ADDITIONAL INFORMATION

Additional information about EPS reconciliation data can be obtained at Duke Energy’s third quarter 2006 earnings information Web site at: www.duke-energy.com/investors/.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations plus any amounts reported as discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. In 2006, ongoing diluted EPS, adjusted for the impacts of purchase accounting related to the Cinergy merger, will be used as the basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items.

Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Field Services and Crescent Resources) and Other EBIT as a measure of historical and anticipated future segment performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they may represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment and Other EBIT and related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site or by dialing 800/475-3716 in the United States or 719/457-2728 outside the United States. The confirmation code is 2328485. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Nov. 12, 2006, by dialing 888/203-1112 with a confirmation code of 2328485. The international replay number is 719/457-0820, confirmation code 2328485. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/

Forward-looking statement

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; additional competition in electric or gas markets and continued industry consolidation; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes, ice storms, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke

Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other projects; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

###

SEPTEMBER 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts and where noted)	2006	2005	2006	2005
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.57	$0.99	$1.43	$2.25
Diluted	$0.56	$0.96	$1.41	$2.17
Earnings (Loss) Per Share (from discontinued operations)
Basic	$0.04	$(0.95)	$(0.14)	$(0.96)
Diluted	$0.04	$(0.92)	$(0.14)	$(0.92)
Earnings Per Share
Basic	$0.61	$0.04	$1.29	$1.29
Diluted	$0.60	$0.04	$1.27	$1.25
Dividends Per Share	$—	$—	$0.94	$0.86
Weighted-Average Shares Outstanding
Basic	1,254	926	1,141	936
Diluted	1,263	964	1,162	973
INCOME
Operating Revenues	$4,174	$3,028	$11,348	$13,630

Total Reportable Segment EBIT	1,564	1,808	3,686	4,427
Other EBIT	(111)	(165)	(343)	(452)
Interest Expense	337	228	925	813
Interest Income and Other (c)	(23)	4	(75)	(45)
Income Tax Expense from Continuing Operations	422	487	855	1,095
Income (Loss) from Discontinued Operations	46	(883)	(162)	(894)

Net Income	763	41	1,476	1,218
Dividends and Premiums on Redemption of Preferred and Preference Stock	—	3	—	7

Earnings Available for Common Stockholders	$763	$38	$1,476	$1,211

CAPITALIZATION
Common Equity			54%	49%
Minority Interests			2%	2%
Total Debt			44%	49%
Total Debt			$21,247	$16,112
Book Value Per Share			$21.12	$17.18
Actual Shares Outstanding			1,255	926
CAPITAL AND INVESTMENT EXPENDITURES
US Franchised Electric & Gas	$555	$335	$1,457	$947
Natural Gas Transmission	233	475	503	714
Field Services	—	—	—	86
Commercial Power (a)	79	1	150	2
International Energy	11	8	43	20
Crescent (b)	95	139	507	470
Other (a)	24	(1)	122	13

Total Capital and Investment Expenditures	$997	$957	$2,782	$2,252

EBIT BY BUSINESS SEGMENT
US Franchised Electric & Gas	$678	$606	$1,388	$1,216
Natural Gas Transmission	303	329	1,102	1,044
Field Services	158	701	450	1,784
Commercial Power (a)	57	(11)	50	(44)
International Energy	68	63	181	217
Crescent (d)	300	120	515	210

Total reportable segment EBIT	1,564	1,808	3,686	4,427
Other EBIT (a)	(111)	(165)	(343)	(452)
Interest expense	(337)	(228)	(925)	(813)
Interest Income and Other (c)	23	(4)	75	45

Consolidated earnings from continuing operations before income taxes	$1,139	$1,411	$2,493	$3,207

Note: Includes the results of operations for former Cinergy from April 1, 2006 and thereafter.

(a)	Commercial Power includes amounts related to DENA's midwestern assets, which were previously reflected in Other.
(b)	Amounts include capital expenditures for residential real estate included in operating cash flows of $82 million and $67 million for the three months ended September 30, 2006 and 2005, and $322 million and $276 million for the nine months ended September 30, 2006 and 2005, respectively.
(c)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(d)	Crescent EBIT for the three and nine months ended September 30, 2006 includes Duke Energy's 50% of equity in earnings of Crescent's net income from the date of deconsolidation (September 7, 2006) and thereafter.

Note: Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

SEPTEMBER 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2006	2005	2006	2005
US FRANCHISED ELECTRIC & GAS
Operating Revenues	$2,482	$1,619	$5,904	$4,118
Operating Expenses	1,814	1,026	4,543	2,916
Gains on Sales of Other Assets and Other, net	(1)	1	1	2
Other Income and Expense, net	11	12	26	12

EBIT	$678	$606	$1,388	$1,216

Depreciation and Amortization	$363	$248	$953	$743
Duke Energy Carolinas GWh sales	22,755	23,724	63,279	65,318
Duke Energy Midwest GWh sales	16,505		31,309
NATURAL GAS TRANSMISSION
Operating Revenues	$871	$869	$3,324	$2,824
Operating Expenses	586	549	2,276	1,809
Gains on Sales of Other Assets and Other, net	2	—	31	4
Other Income and Expense, net	25	17	52	48
Minority Interest Expense	9	8	29	23

EBIT	$303	$329	$1,102	$1,044

Depreciation and Amortization	$120	$116	$361	$339
Proportional Throughput, TBtu	729	759	2,398	2,534
FIELD SERVICES
Operating Revenues	$—	$—	$—	$5,530
Operating Expenses	1	—	4	5,211
Gains on Sales of Other Assets and Other, net	—	576	—	577
Other Income and Expense, net	—	(1)	—	1,259
Equity in Earnings of Unconsolidated Affiliates (a)	159	126	454	126
Minority Interest Expense	—	—	—	497

EBIT	$158	$701	$450	$1,784

Depreciation and Amortization	$—	$—	$—	$143
Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.7	6.7	6.8	6.8
Natural Gas Liquids Production, MBbl/d (b)	361	342	361	355
Average Natural Gas Price per MMBtu	$6.58	$8.37	$7.45	$7.12
Average Natural Gas Liquids Price per Gallon	$1.02	$0.91	$0.96	$0.80
COMMERCIAL POWER (c)
Operating Revenues	$497	$78	$960	$127
Operating Expenses	452	89	928	172
Gains on Sales of Other Assets and Other, net	(4)	—	(9)	—
Other Income and Expense, net	16	—	27	1

EBIT	$57	$(11)	$50	$(44)

Depreciation and Amortization	$45	$15	$114	$45
Actual Plant Production, GWh	6,599	958	11,978	1,664
INTERNATIONAL ENERGY
Operating Revenues	$238	$186	$719	$536
Operating Expenses	187	139	577	385
Gains on Sales of Other Assets and Other, net	(1)	1	(1)	1
Other Income and Expense, net	25	19	56	74
Minority Interest Expense	7	4	16	9

EBIT	$68	$63	$181	$217

Depreciation and Amortization	$19	$17	$56	$48
Sales, GWh	5,485	4,493	15,715	13,555
Proportional MW Capacity in Operation			3,995	4,064
CRESCENT
Operating Revenues	$66	$105	$221	$281
Operating Expenses	37	95	158	225
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	30	63	201	117
Gains on Sales of Other Assets and Other, net	246	—	246	—
Other Income and Expense, net	1	46	14	44
Equity in Earnings of Unconsolidated Affiliates (d)	(4)	—	(4)	—
Minority Interest Expense	2	(1)	5	7

EBIT	$300	$120	$515	$210

Depreciation and Amortization	$1	$—	$1	$1
OTHER (c)
Operating Revenues	$67	$225	$338	$430
Operating Expenses	211	293	679	796
Gains on Sales of Other Assets and Other, net	3	3	—	7
Other Income and Expense, net	32	(103)	(7)	(100)
Minority Interest Expense	2	(3)	(5)	(7)

EBIT	$(111)	$(165)	$(343)	$(452)

Depreciation and Amortization	$15	$10	$38	$30
Note:	Includes the results of operations for former Cinergy from April 1, 2006 and thereafter.
(a)	Represents the 50% equity in earnings in Duke Energy Field Services LLC from the date of deconsolidation (July 1, 2005) and thereafter.
(b)	Represents 100% of joint venture volumes.
(c)	Commercial Power includes amounts related to DENA's midwestern assets, which were previously reflected in Other.
(d)	Represents the 50% equity in earnings in Crescent from the date of deconsolidation (September 7, 2006) and thereafter.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Operating Revenues	$4,174	$3,028	$11,348	$13,630
Operating Expenses	3,248	2,138	9,049	11,308
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	30	63	201	117
Gains on Sales of Other Assets and other, net	247	580	269	589

Operating Income	1,203	1,533	2,769	3,028

Other Income and Expenses	293	116	699	1,500
Interest Expense	337	228	925	813
Minority Interest Expense	20	10	50	508

Earnings From Continuing Operations Before Income Taxes	1,139	1,411	2,493	3,207
Income Tax Expense from Continuing Operations	422	487	855	1,095

Income From Continuing Operations	717	924	1,638	2,112
Income (Loss) From Discontinued Operations, net of tax	46	(883)	(162)	(894)

Net Income	763	41	1,476	1,218

Dividends and Premiums on Redemption of Preferred and Preference Stock	—	3	—	7

Earnings Available For Common Stockholders	$763	$38	$1,476	$1,211

Common Stock Data
Weighted-average shares outstanding
Basic	1,254	926	1,141	936
Diluted	1,263	964	1,162	973
Earnings per share (from continuing operations)
Basic	$0.57	$0.99	$1.43	$2.25
Diluted	$0.56	$0.96	$1.41	$2.17
Earnings (Loss) per share (from discontinued operations)
Basic	$0.04	$(0.95)	$(0.14)	$(0.96)
Diluted	$0.04	$(0.92)	$(0.14)	$(0.92)
Earnings per share
Basic	$0.61	$0.04	$1.29	$1.29
Diluted	$0.60	$0.04	$1.27	$1.25
Dividends per share	$—	$—	$0.94	$0.86

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2006	December 31, 2005
ASSETS
Current Assets	$8,182	$7,957
Investments and Other Assets	17,511	15,033
Net Property, Plant and Equipment	40,803	29,200
Regulatory Assets and Deferred Debits	3,786	2,533

Total Assets	$70,282	$54,723

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current Liabilities	$7,277	$8,418
Long-term Debt	18,678	14,547
Deferred Credits and Other Liabilities	17,020	14,570
Minority Interests	811	749
Common Stockholders' Equity	26,496	16,439

Total Liabilities and Common Stockholders' Equity	$70,282	$54,723

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,476	$1,218
Adjustments to reconcile net income to net cash provided by operating activities	1,276	1,268

Net cash provided by operating activities	2,752	2,486

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,732)	(337)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(689)	(2,308)

Changes in cash and cash equivalents included in assets held for sale	(22)	3

Net increase (decrease) in cash and cash equivalents	309	(156)
Cash and cash equivalents at beginning of period	511	533

Cash and cash equivalents at end of period	$820	$377

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 30, 2006

	Quarter To Date Ended September 30			Year To Date September 30
	2006	2005	% Inc.(Dec.)	2006	2005	% Inc.(Dec.)
GWH Sales
Residential	7,789	7,654	1.8%	19,749	19,696	0.3%
General Service	7,517	7,303	2.9%	19,560	19,173	2.0%

Industrial – Textile	1,532	1,749	(12.4%)	4,462	5,004	(10.8%)
Industrial – Other	5,017	5,082	(1.3%)	14,105	14,101	—

Total Industrial	6,549	6,831	(4.1%)	18,567	19,105	(2.8%)

Other Energy Sales	68	67	1.5%	202	201	0.5%
Regular Resale	481	457	5.3%	1,191	1,123	6.1%

Total Regular Sales Billed	22,404	22,312	0.4%	59,269	59,298	—

Special Sales (A)	529	1,079	(51.0%)	3,481	5,229	(33.4%)

Total Electric Sales	22,933	23,391	(2.0%)	62,750	64,527	(2.8%)

Unbilled Sales	(509)	9	—	(443)	(164)	(170.1%)

Total Duke Energy Carolinas Electric Sales	22,424	23,400	(4.2%)	62,307	64,363	(3.2%)

Nantahala Electric Sales	331	324	2.2%	972	955	1.8%

Total Duke Energy Carolinas Consolidated Electric Sales	22,755	23,724	(4.1%)	63,279	65,318	(3.1%)

Average Number of Customers
Residential	1,881,863	1,843,208	2.1%	1,872,104	1,835,402	2.0%
General Service	317,878	312,135	1.8%	316,216	310,122	2.0%

Industrial – Textile	749	786	(4.7%)	760	802	(5.2%)
Industrial – Other	6,592	6,661	(1.0%)	6,617	6,665	(0.7%)

Total Industrial	7,341	7,447	(1.4%)	7,377	7,467	(1.2%)

Other Energy Sales	13,228	12,659	4.5%	13,115	12,977	1.1%
Regular Resale	14	15	(6.7%)	15	15	—

Total Regular Sales	2,220,324	2,175,464	2.1%	2,208,827	2,165,983	2.0%

Special Sales (A)	28	28	—	28	32	(12.5%)

Total Duke Energy Carolinas Electric Sales	2,220,352	2,175,492	2.1%	2,208,855	2,166,015	2.0%

Nantahala Electric Sales	70,383	68,733	2.4%	69,765	68,162	2.4%

Total Duke Energy Carolinas Average Number of Customers	2,290,735	2,244,225	2.1%	2,278,620	2,234,177	2.0%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	24	1	2508.7%	1,745	1,976	(11.7%)
Cooling Degree Days	971	1,123	(13.6%)	1,440	1,474	(2.3%)

Variance from Normal
Heating Degree Days	20.0%	(95.4%)	n/a	(9.7%)	1.5%	n/a
Cooling Degree Days	2.5%	18.6%	n/a	1.5%	4.5%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

September 2006

	Quarter To Date Ended Sept 30, 2006			Post Merger Year To Date Sept 30, 2006
	2006	2005	% Inc.(Dec.)	2006	2005	% Inc.(Dec.)
GWH Sales
Residential	5,057	5,392	(6.2%)	8,586	9,009	(4.7%)
General Service	4,991	5,023	(0.6%)	9,148	9,146	—
Industrial	4,812	4,808	0.1%	9,398	9,416	(0.2%)
Other Energy Sales	44	44	—	89	88	1.1%

Total Regular Electric Sales Billed	14,904	15,267	(2.4%)	27,221	27,659	(1.6%)
Special Sales	1,771	2,425	(27.0%)	3,825	4,575	(16.4%)

Total Electric Sales Billed – Midwest	16,675	17,692	(5.7%)	31,046	32,234	(3.7%)
Unbilled Sales	(170)	(22)	(672.7%)	263	389	(32.4%)

Total Electric Sales – Midwest	16,505	17,670	(6.6%)	31,309	32,623	(4.0%)
Average Number of Customers
Residential	1,387,230	1,374,147	1.0%	1,386,929	1,374,365	0.9%
General Service	182,195	180,225	1.1%	182,091	180,071	1.1%
Industrial	5,728	5,817	(1.5%)	5,746	5,823	(1.3%)
Other Energy	3,629	3,249	11.7%	3,571	3,238	10.3%

Total Regular Sales	1,578,782	1,563,438	1.0%	1,578,337	1,563,497	0.9%
Special Sales	35	37	(5.4%)	33	39	(15.4%)

Total Avg Number Electric Customers – Midwest	1,578,817	1,563,475	1.0%	1,578,370	1,563,536	0.9%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	28	6	366.7%	214	245	(12.7%)
Cooling Degree Days	746	916	(18.6%)	1,011	1,253	(19.3%)

Variance from Normal
Heating Degree Days	55.6%	(66.7%)	n/a	(22.7%)	(11.6%)	n/a
Cooling Degree Days	5.1%	29.0%	n/a	1.6%	25.9%	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2005 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Gain on transfer of 19.7% interest in DEFS		Impairment of equity investments		Field Services hedge de-designation, net		MTM change on de-designated Field Services hedges for 2005, net		Initial and Subsequent gain on de-designating Southeast DENA hedges		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$606	$—		$—		$—		$—		$—		$—		$—	$606
Natural Gas Transmission	329	—		—		—		—		—		—		—	329
Field Services	87	576	A	—		38	B	—		—		—		614	701
Commercial Power	(11)	—		—		—		—		—		—		—	(11)
International Energy	83	—		(20	) C	—		—		—		—		(20)	63
Crescent	120	—		—		—		—		—		—		—	120

Total reportable segment EBIT	1,214	576		(20)		38		—		—		—		594	1,808
Other	(178)	—		—		—		(17	) D	30	E	—		13	(165)

Total reportable segment EBIT and other EBIT	$1,036	$576		$(20)		$38		$(17)		$30		$—		$607	$1,643

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$1,036	$576		$(20)		$38		$(17)		$30		$—		$607	$1,643
Interest expense	(228)	—		—		—		—		—		—		—	(228)
Interest income and other	(7)	—		—		—		—		—		—		—	(7)
Income taxes from continuing operations	(260)	(213)		6		(15)		6		(11)		—		(227)	(487)
Discontinued operations, net of taxes	1	—		—		—		—		—		(884	) F,G	(884)	(883)

Total Earnings for Common	$542	$363		$(14)		$23		$(11)		$19		$(884)		$(504)	$38

EARNINGS PER SHARE, BASIC	$0.59	$0.39		$(0.02)		$0.02		$(0.01)		$0.02		$(0.95)		$(0.55)	$0.04

EARNINGS PER SHARE, DILUTED	$0.56	$0.38		$(0.01)		$0.02		$(0.01)		$0.02		$(0.92	) G	$(0.52)	$0.04

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Gains on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

B – Third quarter settlements of the 2005 portion of the Field Services de-designated hedges as of 2/22/05, recorded in Impairment and other charges (Operating Expenses) on the Consolidated Statements of Operations.

C – Equity investment impairment, recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

D – Recorded in Other income and expenses, net (Other Income and Expenses) on the Consolidated Statements of Operations.

E – Recorded in Non-regulated electric, natural gas, natural gas liquids and other (Operating Revenues) on the Consolidated Statements of Operations.

F – Excludes Crescent discontinued operations.

G – Primarily the non-cash, after-tax charge related to the planned exit of substantially all of DENA's physical and commercial assets outside the midwestern United States and the reclassification of DENA 2005 operations. Includes asset impairments and mark-to-market hedge losses of approximately $1,275 million pre-tax ($794 million after-tax) or approximately $(0.83) per diluted share. Recorded in Income (Loss) From Discontinued Operations, net of tax on the

Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	926
Diluted	964

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2005 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Mutual insurance liability adjustment		Gain on transfer of 19.7% interest in DEFS		Gains (Losses) on sales and impairments of equity investments		Field Services hedge de-designation, net		MTM change on de-designated Field Services hedges for 2005, net		Initial and Subsequent gain on de-designating Southeast DENA hedges		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$1,216	$—		$—		$—		$—		$—		$—		$—		$—	$1,216
Natural Gas Transmission	1,044	—		—		—		—		—		—		—		—	1,044
Field Services	378	—		576	C	888	A	(58	) B	—		—		—		1,406	1,784
Commercial Power	(44)	—		—		—		—		—		—		—		—	(44)
International Energy	237	—		—		(20	) F	—		—		—		—		(20)	217
Crescent	210	—		—		—		—		—		—		—		—	210

Total reportable segment EBIT	3,041	—		576		868		(58)		—		—		—		1,386	4,427
Other	(390)	(28	) D	—		—		—		(64	)E	30	G	—		(62)	(452)

Total reportable segment EBIT and other EBIT	$2,651	$(28)		$576		$868		$(58)		$(64)		$30		$—		$1,324	$3,975

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$2,651	$(28)		$576		$868		$(58)		$(64)		$30		$—		$1,324	$3,975
Interest expense	(813)	—		—		—		—		—		—		—		—	(813)
Interest income and other	38	—		—		—		—		—		—		—		—	38
Income taxes from continuing operations	(599)	10		(213)		(323)		20		21		(11)		—		(496)	(1,095)
Discontinued operations, net of taxes	1	—		—		—		—		—		—		(895	) H,I	(895)	(894)

Total Earnings for Common	$1,278	$(18)		$363		$545		$(38)		$(43)		$19		$(895)		$(67)	$1,211

EARNINGS PER SHARE, BASIC	$1.37	$(0.02)		$0.39		$0.58		$(0.04)		$(0.05)		$0.02		$(0.96)		$(0.08)	$1.29

EARNINGS PER SHARE, DILUTED	$1.32	$(0.02)		$0.37		$0.56		$(0.04)		$(0.04)		$0.02		$(0.92)		$(0.07)	$1.25

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest. Recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

B – De-designation of hedges due to proposed sale of 19.7% interest in DEFS to ConocoPhillips. $125 million loss reduced by $67 million of hedge settlements recorded in Impairment and other charges (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in Gains on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

D– Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

E – $47 million loss recorded in Non-regulated electric, natural gas, natural gas liquids and other (Operating Revenues), and $17 million loss recorded in Other income and expenses, net (Other Income and Expenses) on the Consolidated Statements of Operations.

F – Equity investment impairment, recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

G– Recorded in Non-regulated electric, natural gas, natural gas liquids and other (Operating Revenues) on the Consolidated Statements of Operations.

H – Excludes Crescent discontinued operations.

I – Primarily the non-cash, after-tax charge related to the planned exit of substantially all of DENA's physical and commercial assets outside the midwestern United States and the reclassification of DENA 2005 operations. Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted	Average Shares (reported and ongoing) – in millions

Basic	936
Diluted	973

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2006 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Gain on Sale of Interest in Crescent		Gain on Sales of Assets		Costs to Achieve, Cinergy Merger		Costs to Achieve, Anticipated Gas Spin-off		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric & Gas	$678	$—		$—		$—		$—		$—		$—	$678
Natural Gas Transmission	288	—		15	B	—		—		—		15	303
Field Services	158	—		—		—		—		—		—	158
Commercial Power	57	—		—		—		—		—		—	57
International Energy	68	—		—		—		—		—		—	68
Crescent	54	246	A	—		—		—		—		246	300

Total reportable segment EBIT	1,303	246		15		—		—		—		261	1,564
Other	(82)	—		—		(19	) C	(10	) C	—		(29)	(111)

Total reportable segment EBIT and other EBIT	$1,221	$246		$15		$(19)		$(10)		$—		$232	$1,453

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$1,221	$246		$15		$(19)		$(10)		$—		$232	$1,453
Interest expense	(337)	—		—		—		—		—		—	(337)
Interest income and other	23	—		—		—		—		—		—	23
Income taxes from continuing operations	(301)	(124)		(5)		7		1		—		(121)	(422)
Discontinued operations, net of taxes	—	—		—		—		—		46	D,E	46	46

Total Earnings for Common	$606	$122		$10		$(12)		$(9)		$46		$157	$763

EARNINGS PER SHARE, BASIC	$0.48	$0.10		$0.01		$(0.01)		$(0.01)		$0.04		$0.13	$0.61

EARNINGS PER SHARE, DILUTED	$0.48	$0.09		$0.01		$(0.01)		$(0.01)		$0.04		$0.12	$0.60

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Gains on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

B – Recorded in Gain on sale of subsidiary stock (Other Income and Expenses) on the Consolidated Statements of Operations.

C – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

D – Excludes Crescent discontinued operations.

E – Primarily DENA discontinued operations. Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,254
Diluted	1,263

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

September 2006 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Gain on Sale of Interest in Crescent		Net Gain on Settlement of Contract		Gain on Sales of Assets		Impairment of Campeche Investment		Costs to Achieve, Cinergy Merger		Costs to Achieve, Anticipated Gas Spin-off		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$1,388	$—		$—		$—		$—		$—		$—		$—		$—	$1,388
Natural Gas Transmission	1,063	—		24	B	15	C	—		—		—		—		39	1,102
Field Services	436	—		—		14	D	—		—		—		—		14	450
Commercial Power	50	—		—		—		—		—		—		—		—	50
International Energy	236	—		—		—		(55	) E	—		—		—		(55)	181
Crescent	269	246	A	—		—		—		—		—		—		246	515

Total reportable segment EBIT	3,442	246		24		29		(55)		—		—		—		244	3,686
Other	(229)	—		—		—		—		(97	) F	(17	) F	—		(114)	(343)

Total reportable segment EBIT and other EBIT	$3,213	$246		$24		$29		$(55)		$(97)		$(17)		$—		$130	$3,343

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$3,213	$246		$24		$29		$(55)		$(97)		$(17)		$—		$130	$3,343
Interest expense	(925)	—		—		—		—		—		—		—		—	(925)
Interest income and other	75	—		—		—		—		—		—		—		—	75
Income taxes from continuing operations	(748)	(124)		(8)		(10)		—		34		1		—		(107)	(855)
Discontinued operations, net of taxes	—	—		—		—		—		—		—		(162	) G,H	(162)	(162)

Total Earnings for Common	$1,615	$122		$16		$19		$(55)		$(63)		$(16)		$(162)		$(139)	$1,476

EARNINGS PER SHARE, BASIC	$1.42	$0.10		$0.01		$0.02		$(0.05)		$(0.06)		$(0.01)		$(0.14)		$(0.13)	$1.29

EARNINGS PER SHARE, DILUTED	$1.39	$0.10		$0.01		$0.02		$(0.05)		$(0.05)		$(0.01)		$(0.14)		$(0.12)	$1.27

Note 1– Amounts for special items are presented net of any related minority interest.

A– Recorded in Gains on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

B– $23 million recorded in Gains on Sales of Other Assets and Other, net and $1 million recorded in Other income and expenses, net (Other Income and Expenses) on the Consolidated Statements of Operations.

C– Recorded in Gain on sale of subsidiary stock (Other Income and Expenses) on the Consolidated Statements of Operations.

D– Recorded in Equity in earnings of unconsolidated affiliates (Other Income and Expenses) on the Consolidated Statements of Operations. Transaction related to sale of Brookland, Masterscreek and Jasper assets.

E– $38 million recorded in Operation, maintenance and other (Operating Expenses) and $17 million recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

F– Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

G– Excludes Crescent discontinued operations.

H– Primarily DENA discontinued operations. Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing)– in millions

Basic	1,141
Diluted	1,162

DUKE ENERGY CORPORATION

After-Tax Proceeds from Creation of Crescent Resources Joint Venture

(Dollars in millions)

Net proceeds from issuance of debt by Crescent Resources	$1,187
Proceeds received from sale of equity interest	415
Estimated income taxes payments resulting from transaction	(136)
Reduction in reported cash due to deconsolidation of interest in Crescent Resources	(32)

Net after-tax proceeds	$1,434

Rounded	$1,400